Exhibit 99.1

THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This Third Amendment to Credit and Security Agreement is entered into as of June 28, 2005, by and between Tier Technologies, Inc., a California corporation and, Official Payments Corporation, a Delaware corporation (“Borrower”) and City National Bank, a national banking association (“CNB”).

RECITALS

A. Borrower and CNB are parties to that certain Credit and Security Agreement, dated as of January 29, 2003, as amended by that certain First Amendment to Credit and Security Agreement dated as of May 19, 2004, and that certain Second Amendment to Credit and Security Agreement dated as of January 7, 2005 (the Credit and Security Agreement, as herein amended, hereinafter the “Credit Agreement”).

B. Borrower and CNB desire to supplement and amend the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1. Definitions. Capitalized terms used in this Amendment without definition, shall have the meanings set forth in the Credit Agreement.

2. Amendments. The Credit Agreement is amended as follows:

2.1 The definition of “Termination Date” in Section 1 of the Credit Agreement is amended by deleting the date “June 30, 2005” (which date was amended by that certain renewal letter dated April 22, 2005) and inserting in its place and stead “September 30, 2005”.

2.2 Section 5.2.5 of the Credit Agreement is stricken and replaced with the following:

“5.2.5 Within forty-six (46) days after the end of each fiscal quarter ending with Revolving Credit Loans outstanding, a listing and aging of all billed accounts receivable and accounts payable together with, upon CNB’s request, a current list of the names add addresses of all Account Debtors;”

3. Existing Agreement. Except as expressly amended herein, the Credit Agreement shall remain in full force and effect, and in all other respects is affirmed.

4. Conditions Precedent. This Amendment shall become effective upon the fulfillment of all of the following conditions to CNB’s satisfaction:

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4.1 CNB shall have received this Amendment duly executed by the Borrowers.

5. Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be construed in accordance with, and governed by the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

“Borrower”	Tier Technologies, Inc., a California corporation

	By:	/s/ James R. Weaver
James R. Weaver, Chairman/CEO

Official Payments Corporation, a Delaware corporation

	By:	/s/ James R. Weaver
James R. Weaver, Chairman/CEO

“CNB”	City National Bank, a national banking association

	By:	/s/ Joseph J. McCarthy
Joseph J. McCarthy, Senior Vice President

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